Chase Manhattan Auto Grantor Trust 1996-B

                                                Statement to Certificateholders
                                                                   June 15 2000

        DISTRIBUTION IN DOLLARS
           ORIGINAL             PRIOR                                                                                    CURRENT
            FACE               PRINCIPAL                                                       REALIZED   DEFERRED       PRINCIPAL
   CLASS   VALUE               BALANCE          PRINCIPAL       INTEREST         TOTAL          LOSES     INTEREST        BALANCE
A          1,478,422,107.71    134,167,949.00   14,787,024.12   739,041.79   15,526,065.91      0.00       0.00      119,380,924.88
B             45,725,000.00      4,149,579.08      457,336.69    23,375.96      480,712.65      0.00       0.00        3,692,242.39
TOTALS     1,524,147,107.71    138,317,528.08   15,244,360.81   762,417.75   16,006,778.56      0.00       0.00      123,073,167.27


    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                      PASS-THROUGH RATES

           PRIOR                                                  CURRENT                   CURRENT
           PRINCIPAL                                              PRINCIPAL       CLASS     PASS THRU
 CLASS     FACTOR         PRINCIPAL     INTEREST    TOTAL         FACTOR                    RATE
A          90.75077294    10.00189597   0.49988551  10.50178148   80.74887697       A       6.610000 %
B          90.75077266    10.00189590   0.51122931  10.51312521   80.74887676       B       6.760000 %
TOTALS     90.75077293    10.00189597   0.50022583  10.50212180   80.74887696


IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
Kimberly  Costa
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-3247
Email: kimberly.k.costa@chase.com
                                 (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 2

Chase Manhattan Auto Grantor Trust 1996-B

                                                                           June 15 2000
                                                        STATEMENT TO CERTIFICATEHOLDERS

                                                                      Due Period                                              45
                                                                      Due Period Beg Date                               05/01/00
                                                                      Due Period End Date                               05/31/00
                                                                      Determination Date                                06/09/00

Section 5.8(iii)  Servicing Fee                                                                                       115,264.61
Section 5.8(iii)  Servicing Fee per $1000                                                                             0.07562565

Section 5.8(v) Pool Balance at the end of the Collection Period                                                   123,073,167.27

Section 5.8(vi)  Net Losses for Collection Period                                                                      86,511.61

Section 5.8(vii)  Carryover Shortfall for Collection Period

                                        Class A Interest                                                                    0.00
                                        Class B Interest                                                                    0.00
                                        Class A Principal                                                                   0.00
                                        Class B Principal                                                                   0.00
                                        TOTAL                                                                               0.00

Section 5.8(viii)  Reserve Account Balance after Disbursement                                                      11,431,103.00

Section 5.8(ix)  Specified Reserve Account Balance                                                                 11,431,103.00

Section 5.8(x) Repurchase Amounts for Repurchased Receivables

                                        By Seller                                                                           0.00
                                        By Servicer                                                                   157,176.22
                                        TOTAL                                                                         157,176.22

                                 (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

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                                                                         Page 3

Chase Manhattan Auto Grantor Trust 1996-B

                                                            June 15 2000
Section 5.8(xi)  Advance Summary for Collection Period

                                        Unreimbursed Advances for Previous Period                         4,044,736.95
                                        Unreimbursed Advances for Period                                  3,990,797.51
                                        Change From Previous Periods                                        -53,939.44

                                        Reimbursed advance from collections                                 193,543.38
                                        Reimbursed advance from liquidation proceeds                         11,239.59
                                        Reimbursed advance from reserve account withdrawals                       0.00
